Exhibit 99
TITAN INTERNATIONAL, INC. ELECTS DIRECTORS AND OFFICERS

QUINCY, Ill. - May 17, 2007 - Titan International, Inc. (NYSE: TWI) held on May 17, 2007, its annual meeting of stockholders.
    At Titan’s annual meeting of stockholders, J. Michael A. Akers, Edward J. Campbell and Maurice M. Taylor Jr. were elected by the stockholders to serve as Class I directors for a three-year term. Titan stockholders also voted to amend the company’s bylaws to increase the number of board of director positions from seven to nine positions, and PricewaterhouseCoopers LLP was ratified as the independent registered public accounting firm for 2007.
    Titan’s Board of Directors met after the stockholders meeting and re-elected Maurice M. Taylor Jr. as chairman and chief executive officer (CEO), Ernest J. Rodia as executive vice president and chief operating officer (COO), Kent W. Hackamack as vice president of finance and treasurer and Cheri T. Holley as vice president and secretary.
    Titan International, Inc., a holding company, owns subsidiaries that supply wheels, tires and assemblies for off-highway equipment used in agricultural, earthmoving/construction and consumer (including all terrain vehicles and trailers) applications.

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